Exhibit 12.2 Certification of Principal Financial Officers Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
I, Alessandro Baldi, certify that:
1.	I have reviewed this annual report on Form 20-F/A of Fiat S.p.A.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;
Date: July 9, 2007

/s/ ALESSANDRO BALDI
Alessandro Baldi
Group Controller

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I, Maurizio Francescatti, certify that:
1.	I have reviewed this annual report on Form 20-F/A of Fiat S.p.A.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;
Date: July 9, 2007

/s/ MAURIZIO FRANCESCATTI
Maurizio Francescatti
Group Treasurer

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